UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2014

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On July 24, 2014, Rite Aid Corporation (the “Company”) announced the appointment of Darren W. Karst as Executive Vice President and Chief Financial Officer of the Company, effective as of August 20, 2014 (the “Commencement Date”).  Mr. Karst replaces Frank G. Vitrano as Chief Financial Officer.  Mr. Vitrano will retain his position of Senior Executive Vice President and Chief Administrative Officer until his retirement in September 2015.

Mr. Karst, age 54, previously served as Executive Vice President, Chief Financial Officer and Assistant Secretary of Roundy’s Inc., a Wisconsin based supermarket chain, since June 2002.  Mr. Karst served as Senior Vice President, Chief Financial Officer, Secretary and Director of Dominick’s Supermarkets, Inc. (“Dominick’s”) from March 1995 and as Executive Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director from March 1996 until the acquisition of Dominick’s by Safeway in 1998.  From 1991 to 2002, Mr. Karst was a partner at the Yucaipa Companies, a private equity investment firm.

A copy of the press release announcing the appointment of Mr. Karst is attached hereto as Exhibit 99.1.

In accordance with the terms of an employment agreement between the Company and Mr. Karst, Mr. Karst will be employed by the Company starting in August 2014.  The employment agreement provides for the following (with equity awards subject to the same conditions as awards made to other senior executives of the Company):

•	Term of two (2) years to be renewed automatically for additional one (1) year periods, subject to termination with notice
•	Annual base salary of $790,000
•	Eligibility for a target bonus equal to seventy-five percent (75%) of base salary
•	Sign-on equity award on the Commencement Date consisting of restricted stock valued at $2.0 million, vesting pro rata over three (3) years
•
Eligibility to participate in the Company’s long-term incentive program with an award consisting of restricted stock (vesting pro rata over three (3) years), stock options (vesting pro rata over four (4) years) and performance units (cliff vesting after three (3) years) with a value of two hundred percent (200%) of his base salary to be granted on the Commencement Date

•	Eligibility to participate in the Company’s compensation and benefit plans and programs as may be generally made available to other executives of the Company
•
Eligibility for severance compensation (subject to a release of claims) in the event the Company terminates Mr. Karst’s employment agreement without Cause (as defined in the employment agreement) or Mr. Karst terminates his employment with the Company for Good Reason (as defined in the employment agreement), which includes payment of an amount equal to two (2) times base salary and annual target bonus and vesting of equity awards to the extent that the awards would have vested had Mr. Karst remained employed for two years

•	Customary non-competition and non-solicitation provisions
•	Reimbursement annually in an amount not to exceed $67,000 for transportation, commuting, lodging and other relocation expenses

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1  Press Release, dated July 24, 2014, announcing the appointment of Mr. Karst as Executive Vice President and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: July 28, 2014	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary